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                                                                   EXHIBIT 10.14

                                  OFFICE LEASE



       Landlord:  Athena Holdings LLC


       Tenant:    Institute for Academic Excellence, Inc.


       Premises:  34,633 square feet of the Office Building to be constructed on Lot 23 of Old Sauk Trails Business Park, Madison, Wisconsin



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                                      INDEX

                                                                         Page
1.  Basic Provisions........................................................1
2.  Demise and Possession...................................................4
3.  Quiet Enjoyment.........................................................4
4.  Use Limitations.........................................................5
5.  Common Areas............................................................5
6.  Tenant's Work...........................................................5
7.  Rent....................................................................5
8.  Taxes...................................................................6
9.  Utilities and Energy....................................................6
10.  Services...............................................................7
11.  Repairs................................................................7
12.  Alterations............................................................7
13.  Right of Entry.........................................................7
14.  Release and Indemnification............................................8
15.  Insurance..............................................................8
16.  Casualty...............................................................9
17.  Public Taking..........................................................9
18.  Default...............................................................10
19.  Termination...........................................................12
20.  Holdover..............................................................13
21.  Limitation of Remedies................................................13
22.  Assignment and Subletting.............................................13
23.  Definitions...........................................................14
24.  Miscellaneous.........................................................16
      24.1.  Building Rules................................................16
      24.2.  Interpretation................................................17
      24.3.  Subordination.................................................17
      24.4.  Estoppel Certificates.........................................17
      24.5.  Notices.......................................................18
      24.6.  Execution.....................................................18
      24.7.  Binding Effect................................................18
      24.8.  Parking.......................................................18
      24.9.  Signs.........................................................18


 Exhibits

  I.  Floor Plan of Premises
 II.  Real Estate Legal Description
III.  Work Letter
 IV.  Rent Schedule



                                      (i)
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                                  OFFICE LEASE


     This Lease is entered into as of the 17th day of December, 1998 by and between Athena Holdings LLC, as Landlord, and Institute for Academic Excellence, Inc., as Tenant.

                                R E C I T A L S:

     A. Landlord is the owner of Lot 23 in the Old Sauk Trails Business Park, Madison, Wisconsin and is in the process of constructing an office building containing approximately 67,560 rentable square feet thereon.

     B. Landlord is willing to lease to Tenant and Tenant desires to lease from Landlord space in the office building upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration mutual covenants set forth herein, the parties do hereby agree as follows:

     1. Basic Provisions: The following terms shall have the meaning set forth in this Section unless specifically modified by other provisions of this Lease:


            1.1.  Landlord:   Athena Holdings LLC
                              University Research Park
                              455 Science Drive, Suite 200
                              Madison, Wisconsin  53711-1058
                              Attn: Michael Baum

            1.2.  Tenant:     Institute for Academic Excellence, Inc.
                              University Research Park
                              455 Science Drive, Suite 200
                              Madison, Wisconsin  53711-1058
                              Attn: Stuart Udell

            1.3.  Premises:   Approximately 34,633 rentable square feet of space
                              as depicted on Exhibit I as the IAE Rentable Area located in the building ("Building") to be constructed on the real estate described in
                              Exhibit II.

            1.4.  Term:       Approximately 10 Years

                  1.4.1. Approximate Commencement Date: December 18, 1998, subject to adjustment as set forth in Paragraph 23.4.


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                  1.4.2. Approximate Termination Date:  December 18, 2008,
                         subject to adjustment as set forth in Paragraph 23.4.

                  1.4.3. Provided that Tenant is not then in default and has not assigned or sublet this Lease, Tenant shall have the right to extend the term of the Lease for two (2) periods of five (5) years each, on all of the same terms and conditions contained herein (and rent shall increase in accordance with Section 1.5 herein) by providing written notice of its intent to extend the term to Landlord at least six (6) months prior to the expiration date of the initial term.

           1.5. Rent:

                1.5.1. Monthly Base Rent:  As set forth in the Rent Schedule attached hereto as Exhibit IV.

                1.5.2. Beginning Monthly Payment of estimated Operating
                       Expenses: $11,977.25 (Based on $4.15 per rentable square foot)

           1.6. Permitted Use: General Office Use. Tenant shall have the right to have one (1) dog on the Premises.

           1.7. Tenant's Proportionate Share: 51.3% (Based on Premises' rentable square footage of 34,633 sq. ft. divided by total rentable square footage of 67,560 for the Building)

           1.8. Option to Lease Planning Associates Space: Landlord has as of the date hereof entered into a written lease ("Planning Associates Lease") with Planning Associates, Inc. ("Planning Associates") for certain space in the Project described on
                Exhibit I as the PAI Rentable Area ("Planning Associates Space"). Provided that Tenant is not then in default under any term or condition of this Lease, Tenant shall have the right to lease the Planning Associates Space for a term commencing on or after the fifth anniversary of the commencement date under the Planning Associates Lease; provided, further, that Tenant shall give Landlord and the then tenant occupying the Planning Associates Space written notice of Tenant's exercise of this option to lease the Planning Associates Space at least two (2) years prior to the effective date of Tenant's leasing of the Planning Associates Space. The Tenant's notice exercising its option to lease the Planning Associates Space ("Planning Associates Space Notice") shall state the date on which Tenant desires to commence leasing the Planning Associates Space ("Option Commencement Date"), which Option Commencement Date shall occur on or after the fifth (5th) anniversary of the commencement date of the Planning Associates Lease and which shall be at least two (2) years after the date of Landlord's receipt of the "Planning Associates Space Notice." Upon proper exercise of Tenant's Option hereunder, Landlord and Tenant shall execute an amendment to this Lease which shall (i) expand the definition of Premises to include the Planning Associates Space,
                (ii) increase the Monthly



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      Base Rent set forth in the Exhibit IV Rent Schedule by the product of the rentable square footage of the Planning Associates Space multiplied by the per square foot annual rental rate in effect at the time of the Option Commencement Date, which rental amount shall increase in the same manner as rent increases under the Exhibit IV Rent Schedule, and (iii) amend Tenant's Proportionate Share to reflect the new rentable square footage of the Premises.

      If Tenant exercises its option under this Section 1.8, Tenant shall pay to the then current tenant of the Planning Associates Space within thirty
      (30) days after the Option Commencement Date an amount equal to the product of $6,725.00 multiplied by the number of years and any fraction thereof between the Option Commencement Date and the scheduled termination date of the original ten-year term of the Planning Associates Lease to compensate such tenant for its leasehold improvements. If the Option Commencement Date occurs after the scheduled termination of the original ten-year term of the Planning Associates Lease, no payment shall be due from Tenant to the occupant of the Planning Associates Space for leasehold improvements. If Tenant exercises this option, Tenant shall also pay to the then current tenant of the Planning Associates Space, within thirty
      (30) days after the Option Commencement Date, the sum of $100,000.00 to compensate such tenant for its moving and business interruption expenses.

      Tenant shall have no obligation to pay the amounts described above in this
      Section 1.8 to the then current tenant of the Planning Associates Space if the Option Commencement Date occurs on the first (1st) day after the scheduled termination date of the original term of the Planning Associates Lease or the first (1st) day after the scheduled termination date of any extended term under the Planning Associates Lease. Promptly upon request, Landlord shall deliver to Tenant confirmation of the scheduled expiration date for the then current term of the Planning Associates Lease.

           1.9. Option to Lease the Spec Space: Provided Tenant is not then in default under any term or condition of this Lease, Tenant shall have the right to lease the space described on Exhibit I as the Spec Space Rentable Area ("Spec Space") effective at any time after the third (3rd) anniversary of the Commencement Date, by providing to Landlord written notice of its intent to exercise the option to lease the Spec Space ("Spec Space Notice") at any time during the term of this Lease, but not later than six (6) months prior to the date on which Tenant desires to commence leasing the Spec Space ("Spec Space Commencement Date"). The Spec Space Notice shall state the Spec Space Commencement Date, which date shall occur on or after the third (3rd) anniversary of the Commencement Date and which shall be at least six (6) months after the date of Landlord's receipt of the Spec Space Notice. Upon receipt of the Spec Space Notice, Landlord and Tenant shall execute an amendment to this Lease which shall
      (i) expand the definition of Premises to include the Spec Space, (ii) increase the Monthly Base Rent set forth in the Exhibit IV Rental Schedule by the product of the rentable square footage of the Spec Space multiplied by the per square foot rental rate in effect at the time of the Spec Space Commencement Date, which rental amount shall increase in the same manner

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      as rent increases under the Exhibit IV Rent Schedule and (iii) amend
      Tenant's Proportionate Share to reflect the new square footage of the Premises.

      If Tenant exercises this option during the initial term of this Lease, it shall pay to the then current tenant of the Spec Space ("Spec Space Tenant"), within thirty (30) days after the Spec Space Commencement Date, the unamortized value (based on a 10 year straight-line amortization) of all leasehold improvements that were (1) paid for by that tenant; (2) situated on the Spec Space and in existence on the Spec Space Commencement Date of Spec Space, and (3) actually used in the Spec Space by the Spec Space Tenant.

      Notwithstanding anything contained in this Section 1.9 to the contrary, if the Spec Space is vacant, Tenant may exercise its right to lease the Spec Space prior to the third (3rd) anniversary of the Commencement Date, the Spec Space Commencement Date may occur prior to the third (3rd) anniversary of the Commencement Date, and Tenant shall not be required to make any payment for leasehold improvements.

           1.10 Break/Presentation Room: Included in the Common Areas of the Project is a break/presentation room shown on Exhibit I ("Break Room"). Notwithstanding designation of the Break Room as a part of the Common Areas, Tenant shall have control over the use of the Break Room and may establish reasonable rules for the use of the Break Room by other tenants of the Project. Tenant may reserve the Break Room from time to time for exclusive use by Tenant for company functions. When not reserved by Tenant for the exclusive use of Tenant, the Break Room will be made available to other tenants of the Project, subject to the reasonable rules and/or scheduling procedures established by Tenant from time to time. The seminar room located immediately adjacent to the Break Room as designated on
      Exhibit I is part of the Premises demised to Tenant hereunder, and shall remain under the exclusive control of Tenant.

           1.11 Landlord's Contribution: The sum of $1,063,395.15 to be applied by Landlord toward the costs of completing the Tenant's Work in accordance with the provisions of Section 6 and Exhibit III.

      2. Demise and Possession. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the term set forth in Paragraph 1.4, subject to the provisions of this Lease. Landlord will correct and repair any "punch list" items of which Landlord is notified in writing within sixty
(60) days after the date Tenant takes possession.

      3. Quiet Enjoyment. Landlord covenants that it has full right, title and authority to enter into this Lease. So long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises free from hindrance by Landlord or any party claiming by, through or under Landlord, subject, however, to zoning laws and ordinances, recorded easements and recorded building and use restrictions and covenants.

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     4. Use Limitations. The Premises shall be used for the purpose described in
Paragraph 1.6, above, and for no other purpose without Landlord's prior written consent. Tenant shall not do or permit anything to be done in or about the Premises which in any way will obstruct or interfere with the rights of any other tenants or users of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or injure or tend to injure the reputation of the Building or otherwise violate any recorded covenant or restriction affecting the Building. Tenant shall not cause or maintain or permit any nuisance or commit or suffer the commission of any waste in, on or about the Premises, or cause or allow any hazardous or flammable material to be stored or used within the Premises.

     5. Common Areas. Tenant and its employees, customers and invitees shall have the reasonable non-exclusive right to use, in common with Landlord and the other tenants and occupants of the Building and their respective employees, customers and invitees, and all others to whom Landlord has or may hereafter grant rights to use the same, the public portion of the Common Areas as may from time to time exist. Landlord shall have the right to close any or all portions of the Common Areas to such extent as may, in Landlord's opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Landlord shall at all times have full control, management and direction of the Common Areas. Landlord reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number, location, lay-out and nature of the Common Areas, to construct additional buildings and stories, and to create additional rentable areas through use and/or enclosure of Common Areas, to place signs in the Common Areas and on the Building, to change the name of the Building and/or the nature of the use of any other portion of the Building.

     6. Tenant's Work. The initial improvement of the Premises shall be performed in accordance with the provisions of Exhibit III and Paragraph 12. All subsequent improvements shall be made in accordance with the provisions of Paragraph 12.

     7. Rent. Tenant agrees to pay to Landlord, without any right of offset or deduction, the following rent, which shall be delivered to Landlord at the address set forth in Paragraph 1.1, above, or to such other address as may be from time to time specified in writing by Landlord:

           7.1. Base Rent: The amount or amounts specified in Paragraph 1.51 shall be payable in advance on the first day of each month during the term hereof. A pro rata amount shall be due and payable at the start of any partial month during the term hereof.

           7.2. Operating Expenses Payment: Tenant shall pay Tenant's Proportionate Share of Operating Expenses (as defined in Paragraph 23.6) incurred by Landlord.

           A. From time to time Landlord shall estimate the Operating Expenses for each calendar year. Tenant shall pay to Landlord, together with and in addition to base rent and other charges for such calendar year an amount equal to Tenant's Proportionate Share of any estimated Operating Expenses, which amount shall be paid in equal monthly installments over the remaining portion of the calendar year. Within forty-five (45) days after the expiration of each calendar year, Landlord shall notify Tenant of the actual
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      Operating Expenses for such calendar year. Within fifteen (15) days after such notice, Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Expenses, less estimated payments made by Tenant; or if the estimated payments exceed Tenant's Proportionate Share, the overpayment shall be credited against the next payment of estimated Operating Expenses due from Tenant.

           B. If Tenant shall dispute any item or items included by Landlord in determining Operating Expenses, Tenant shall nevertheless pay to Landlord in full the amount claimed by Landlord and shall not offset or withhold any payment while its dispute is pending. If such dispute is not amicably settled between Landlord and Tenant within thirty (30) days after such notice, either party may during the fifteen (15) days after the expiration of such thirty (30) days refer such disputed item or items to a reputable firm of independent certified public accountants selected by Landlord for decision and the decision of such firm shall be conclusive and binding upon Landlord and Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by such accountants, provided that if more than one item is disputed and the decision shall be against each party in respect to any item or number of items disputed, then the expenses shall be apportioned according to the monetary value of the items decided against each party. If Tenant shall not dispute any item or items of any such statements within thirty (30) days after such notice, Tenant shall be deemed to have approved such statement.

           C. Tenant's Proportionate Share of Operating Expenses for the years in which the term of this Lease commences and ends shall be prorated based upon the number of days of the term of this Lease in such years.

           7.3. Independent Covenant. The obligation to pay rent is hereby declared and agreed to be an independent covenant.

     8. Taxes. Tenant agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, whether said taxes are assessed against Landlord or Tenant, and upon all alterations, additions or leasehold improvements made by or for Tenant, and if any such alteration, addition or leasehold improvement is nevertheless included in Landlord's real estate or personal property tax assessment and bill, Tenant shall reimburse Landlord with respect thereto.

     9. Utilities and Energy. Landlord shall furnish water, heat, gas and air conditioning for the permitted use of the Premises, which costs will be included in Operating Expenses. HVAC service to the Building shall be provided at least Monday through Friday, holidays excepted, from 7:00 a.m. through 6:00 p.m. Tenant shall be responsible for all other utility services to the Premises, including telephone and electricity. Tenant agrees at all times to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all plumbing, electrical, heating, ventilating and air-conditioning systems.
Tenant will not, without the prior written consent of

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Landlord, use any apparatus or device in the Premises, which will in any way increase the amount of any utilities service used over that usually furnished or supplied for use of comparable general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes or airpipes, if any, any apparatus or device for the purpose of using electrical current, water or air. Landlord shall install separate meters for electricity for the Premises, and Tenant shall pay for such electricity usage directly to the electric utility, as and when due.

     No discontinuance of any utility service shall relieve Tenant from performing any of its obligations under this Lease, and Landlord shall not be liable for any discontinuation in or failure of any utility service, and no such failure or discontinuation shall be deemed a constructive eviction. If Tenant's disproportionate use of any utility or form of energy should subject the Building or Landlord to any cost, fee or tax, Tenant shall pay to or reimburse Landlord for same.

     10. Services. Landlord shall provide janitor service for the Common Areas Monday through Friday, excluding holidays, the cost of which shall be included in Operating Expenses. All janitorial and cleaning services performed in or consumed on the Premises shall be performed by and paid for by Tenant.

     11. Repairs. Landlord shall maintain (i) the exterior walls, roof and foundation of the Building, (ii) the heating, ventilating, air-conditioning, electrical, plumbing and mechanical systems in the Building, including light fixtures, and (iii) the Common Areas. Except as set forth above, Tenant shall, at its expense, keep the Premises and every part thereof in good condition and repair and, if required by reason of acts or negligence of Tenant, its agents, employees, customers or invitees, or the particular nature of Tenant's use of the Premises, all repairs and replacements otherwise the responsibility of Landlord as set forth above. Tenant shall, at its expense, also repair or replace with glass of equal quality any broken or cracked interior plate or other glass in doors, windows and elsewhere in the Premises. Tenant shall be responsible for lamp replacements.

     12. Alterations. Tenant shall not make or suffer to be made, any alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord which shall not be unreasonably withheld; and any such Alteration, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Landlord. Landlord's consent to an Alteration, if granted, may be made contingent upon Tenant agreeing to such conditions relating thereto as Landlord shall impose. Tenant shall not suffer or permit any liens under any construction lien law to be filed or recorded against the Premises or against the interest of either Landlord or Tenant therein. If any such lien is filed or recorded, Tenant shall immediately cause such lien to be discharged of record.

     13. Right of Entry. Landlord reserves and shall at all times have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises, and to alter, improve, or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where

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required by the character of the work to be performed; provided entrance to the
Premises shall not be denied Tenant, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon or about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open such doors in an emergency in order to obtain entry. Any entry to the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, of Tenant. Tenant shall permit Landlord (or its designees) to enter the Premises to erect, use, maintain, replace and repair, pipes, cables, conduits, plumbing, vents and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building. In the event Landlord needs access to any under floor duct, Landlord's liability for carpet replacement shall be limited to replacement of the piece removed to gain such access. All such work shall be done, so far as practicable, in such manner as to minimize interference with Tenant's use of the Premises.

     14. Release and Indemnification. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever, including, without limiting the generality of the foregoing, the following: (a) those caused by snow, ice or water leakage of any character from the roof, walls, basement or other portion of the Premises or the Building; (b) those caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Premises or the Building; or (c) those caused by the acts of negligence of other tenants or occupants of Premises or the Building.

     Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (a) occurring in, on or about the Premises or any part thereof unless caused by the malicious or negligent acts of Landlord or its agents or employees, or (b) occurring in, on or about any Common Areas in the Building when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same, by Tenant, its employees, customers or invitees; or (c) arising out of or resulting from Tenant's use and occupancy of the Premises or any equipment therein or appurtenances thereto.

     15. Insurance. Tenant shall, at its expense, obtain and carry at all times during the term of this Lease (a) public liability insurance covering the Premises with limits of at least One Million Dollars ($1,000,000.00) combined single limit and Two Million Dollars ($2,000,000.00) umbrella coverage (or such higher amounts as Landlord shall from time to time determine); (b) fire insurance, with extended coverage, vandalism and malicious mischief and theft and mysterious disappearance endorsements and without co-insurance, covering the contents of the Premises in the amount of their full replacement value; and (c) such other insurance as may be required from time to time by any mortgagee of the Building. All of such policies shall cover

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both Landlord and Tenant, as their interests may appear, and all insurers thereon shall agree not to cancel or change same without at least ten (10) days prior written notice to Landlord. A certificate of Tenant's insurers evidencing such insurance shall be furnished to Landlord from time to time. Landlord shall, at its expense, obtain and carry at all times during the term of this Lease, fire insurance, with extended coverage, vandalism and malicious mischief endorsements and without co-insurance, covering the Building.

     Whenever (i) any loss, cost, damage or expense resulting from any peril described in subpart (b) of the first sentence of this Paragraph 15 is incurred by any party to this Lease in connection with the Premises, or any part or contents thereof, and (ii) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage (or increase the cost thereof, unless the other party reimburses the insured for any cost increase). If Tenant or Landlord fails to maintain in force any insurance required by this Lease to be carried by it, then for purposes of this waiver of subrogation it shall be deemed to have been fully insured and to have recovered the entire amount of its loss.

     16. Casualty. If the Premises are destroyed or damaged by fire or other casualty covered by a standard fire and extended coverage policy, Landlord shall (unless this Lease shall be terminated by Landlord as hereinafter provided) proceed, after adjustment of such loss, to repair or restore the Building and the Premises to the condition in which they existed immediately prior to such destruction or damage. If the Premises or any part thereof shall be rendered untenantable by any destruction or damage, a just proportion of the rent based upon the number of square feet of area in the Premises which are untenantable, shall be abated until the Premises or such part thereof shall have been put in tenantable condition. If, however, either (i) any destruction or damage to the Premises or to the Building (regardless of whether or not the Premises are affected) is so extensive that Landlord or Tenant's architect reasonably determines that it will take longer than six (6) months to repair or restore the Premises or Building, then either party may terminate this Lease (effective as of the date of the destruction or damage) by written notice to the other party given within six (6) months after adjustment of the loss thereon. The provisions of this Paragraph are subject to the rights of Landlord's mortgagees, if any.

     17. Public Taking. If all or substantially all of the Premises are sold to or taken by any public authority under its power of condemnation or the threat thereof, this Lease shall terminate as of the date possession shall be transferred to the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. If any material part of the Building and/or the Common Areas is sold or taken (whether or not the Premises are affected), Landlord shall have the right to terminate this Lease as of the date possession is transferred to the acquiring authority, upon giving written notice thereof to Tenant within sixty (60) days after such transfer, and the rental payable hereunder shall be apportioned accordingly. Upon any taking of less than substantially all of the Premises, this Lease shall continue in force as to the part of the Premises
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not taken, and the rent payable thereafter shall be reduced in proportion to the amount of total floor area of the Premises taken. In the event of any such taking, Landlord, at its expense, (but subject to the limitations set forth below and the limitation that Landlord need not expend more than the amount of the award or payment made available to Landlord) and after the receipt of the condemnation award or compensation from the acquiring authority, shall, unless this Lease has been terminated, diligently rebuild or restore the remainder of the Premises to the approximate condition in which they existed at the time of such taking. In any event, all damages awarded by or amounts paid by the acquiring authority for any such taking, whether for the whole or a part of the Premises or the Building or the Common Areas, shall belong to and be the property of Landlord whether such damages are awarded as compensation for loss of, or diminution in value to, the leasehold or the fee thereof; provided, however, that Landlord shall not be entitled to any separate award which may be made to Tenant for the cost of realigning, relocating or removing its personal property and which does not reduce the amount payable to Landlord. In the event that this Lease is terminated as hereinabove provided, Tenant shall not have any claim against Landlord for the value of the unexpired term hereof. The provisions of this Paragraph are subject to the rights of Landlord's mortgagees, if any.

     18. Default. If (a) default is made in the payment of the rent or any additional charge payable hereunder by Tenant, and such default shall continue for five (5) days after written notice of such default, or (b) default is made in any of the other covenants or conditions herein contained on the part of Tenant and such default shall continue for thirty (30) days after written notice thereof shall have been given to Tenant (except that such thirty (30) day period shall be automatically extended for an additional period of time reasonably necessary to cure such default not to exceed sixty (60) days, if such default cannot be cured within such thirty (30) day period and provided Tenant commences the process of curing such default within said thirty (30) day period and diligently pursues such cure), or (c) if this Lease shall, by act of Tenant or by operation of law or otherwise, pass to any party other than Tenant, except with the prior written consent of Landlord, (d) if Tenant shall abandon or vacate the Premises or permit same to become vacant, or (e) Tenant shall become Bankrupt, then and in any of the above-described events, Tenant shall be in breach of this Lease and Landlord shall have the rights and remedies herein referred to and/or provided and as provided by law, including the right to immediate possession and to accelerate the rent due for the term hereof.

     Upon the occurrence of any such default, Landlord shall have the option to pursue any one or more of the following remedies (or any other remedy available to it) without notice or demand whatsoever:

      (a) Give Tenant written notice of intent to terminate this Lease on the date of such notice or on any later date as may be specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability, shall be terminated. In the event this Lease is terminated in accordance with the provisions of this paragraph, Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by

           Landlord subsequent to such termination, after deducting all Landlord's expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other charges would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of the Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an aggregate sum, which at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of Tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of eight percent (8%) per annum.

      (b) Reenter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter as provided in this subparagraph, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. In the event that Landlord does not elect to terminate this Lease but takes possession as provided for in this subparagraph, Tenant shall pay to Landlord
           (i)
            the rent and other charges as herein provided which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken.

     All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If the Tenant fails to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to and without waiving or releasing the Tenant from any of its obligations, make any such payment or perform any such other act on the Tenant's part to be made or performed as provided herein. All sums so paid by the Landlord and all necessary incidental costs, and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in enforcing any of the terms, covenants or conditions of this Lease, or in suing for or obtaining relief by reason of a breach thereof, shall be payable as additional rent to the Landlord on demand and the Tenant covenants to pay any such sums, costs and expenses and the Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of rent.

     If Tenant fails to pay rent or any other amount due to Landlord hereunder, Landlord will be entitled to interest on the unpaid amount at the annual rate of five percent plus the prime rate of interest charged, from time to time by the First Wisconsin National Bank of Milwaukee (or the highest contract rate permitted to be charged by law, whichever is lower) from the date of notice of default, compounded monthly.

     Failure of Landlord to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     Tenant shall pay all costs, expenses and reasonable attorneys fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

     19. Termination. Upon the termination of this Lease, by expiration or otherwise, Tenant shall surrender the Premises to Landlord in as good condition and repair as when delivered by Landlord, ordinary wear and tear and damage by insured fire and other casualty only excepted. All alterations, additions, improvements and decorations made to the Premises by Tenant shall remain and become the property of the Landlord unless Landlord shall require Tenant, at Tenant's expense, to remove any or all thereof and repair the damage caused by such removal. All trade fixtures and other equipment and personal property owned by Tenant may (and upon Landlord's request shall) be removed from the Premises by Tenant no later than the termination date, provided that all terms and conditions of this Lease have been complied with and provided further that Tenant shall repair any and all damage caused by such removal.

     20. Holdover. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination hereof, by lapse of time or otherwise, at two (2) times the daily base rental plus all other charges payable by Tenant hereunder, for the last period prior to the date of such termination, and also pay all damages sustained by Landlord by reason of such retention, or, if Landlord gives written notice to Tenant of Landlord's election thereof, such holding over shall constitute an extension of this Lease for a period from month to month, on the terms and conditions of this Lease. This provision shall not be deemed to waive Landlord's right of re-entry or any other right hereunder or at law.

     21. Limitation of Remedies. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. The Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease. If Landlord shall fail to perform any covenant or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Building and Common Areas and out of rents or other income from such property receivable by Landlord and Landlord shall not be liable for any deficiency.

     22. Assignment and Subletting. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease or sublet any part or all of the Premises without Landlord's prior written consent which shall not be unreasonably withheld and shall not permit any transfer of its interest in the Premises by operation of law. Notwithstanding Landlord's consent to any of the foregoing, Tenant shall remain liable to Landlord for the payment of rental then due and thereafter to become due and the performance of all other obligations of Tenant hereunder for the balance of the term hereof. Landlord's consent to any of the foregoing shall not constitute a consent to any other assignment, pledge, mortgage, encumbrance, transfer or sublease. If this Lease is assigned, or if the Premises or any part thereof are subleased or occupied by anybody other than Tenant, whether with or without Landlord's consent, Landlord may collect from the assignee, sublessee or occupant, any rental and other charges herein required, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupancy, nor a release of Tenant from the performance by Tenant of this Lease. If Tenant is a non-public corporation, then the sale, issuance, or transfer of any voting capital stock of Tenant (other than to existing shareholders, their family members and personal representatives or a trust created for any of them), which results in a change in the voting control of Tenant, shall be deemed to be an assignment of this Lease within the meaning of this Paragraph.

     23. Definitions

         23.1. Bankrupt: Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answers seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for Tenant under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receivor or liquidator of Tenant or of all or any part of Tenant's assets or Tenant's interest in the Premises, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing Tenant's inability to pay Tenant's debts generally as they become due; or a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receivor or liquidator of Tenant or of all or any part of Tenant's assets or Tenant's interest in the Premises, or of any or all of the royalties, revenues, rents, issues or profits thereof shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) or a writ of execution or attachment or any similar process shall be issued or levied against all or any part of Tenant's assets or interest in the Premises, or any judgment involving monetary damages shall be entered against Tenant which shall become a lien on the Tenant's interest in the Premises or any assets of Tenant or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy.

         23.2. Building: The building identified in Paragraph 1.3. and Exhibit I located in Madison, Wisconsin.

         23.3.  Building Site:  The land identified on Exhibit II.

         23.4. Commencement Date: The date on which Landlord tenders possession of the Premises to Tenant, or the date on which Tenant first enters into occupancy of any part of the Premises, whichever occurs first. Landlord will not tender possession of the Premises to Tenant until Landlord has substantially completed its work as shown on Exhibit III to this Lease. Landlord will be deemed to have substantially completed its work when such work is sufficiently complete to enable Tenant to perform Tenant's Work required elsewhere herein without undue interference from Landlord's workmen. The anticipated Commencement Date and Termination Date is set forth in Paragraph 1.4.

      Landlord and Tenant will execute a supplement to this Lease confirming the Commencement and Termination Dates once they are determined.

           23.5. Common Areas: The areas of the Building and the Building Site and the other improvements and facilities appurtenant thereto not regularly and customarily held for lease to tenants, including but not limited to all vestibules, stairs, elevators, common hallways, Building mechanical systems, parking areas, driveways, walks and landscaped areas shown on Exhibit I.

           23.6. Operating Expenses: All expenses incurred by Landlord with respect to the Building and Common Areas, whether or not now foreseen, determined on an accrual basis (including reasonably foreseeable expenses not occurring annually), including, but not limited to, the following: real estate taxes and special assessments (or any substitutes hereafter collected by any governmental authority in lieu thereof or in addition thereto), payroll taxes, federal and state unemployment taxes and social security taxes; insurance, including but not limited to, fire (including but not limited to endorsements for extended coverage, vandalism and malicious mischief and theft and mysterious disappearance), public liability, water damage, workmen's compensation and business and rental interruption insurance; water and sewer charges; license, permit and inspection fees; costs of wages and salaries of operating personnel including other compensation and fringe benefits; management fees payable to third parties and/or to Landlord or its affiliates, provided the total of all such management fees shall not exceed the then current market rate; auditors' fees and legal fees; materials and supplies, including charges for telephone, telegraph, postage, stationery supplies and other materials and expenses required for operation of the Building's operations offices; repairs to and maintenance of the Building and Common Areas, including costs of materials, supplies, tools and equipment used in connection therewith and including the repaving of parking areas, replanting of landscaped areas and replacement of Building components; costs incurred in providing services under Paragraph 11 hereof; costs incurred in connection with the operation, maintenance, repair, inspection and servicing (including outside maintenance contracts) of electrical, plumbing, heating, air-conditioning and mechanical equipment and the cost of materials, supplies, tools and equipment used in connection therewith; cost of services (including heat, air conditioning, electricity, gas, water and other utilities for the operation and maintenance of the entire Building and Common Areas, excluding electricity provided to each tenant's premises which shall be billed directly to and paid by each such tenant); all other expenses and costs necessary or desirable to be incurred for the purpose of operating and maintaining the Building and the Common Areas in good and workmanlike condition as a first class office building, whether or not similar to the foregoing; and the amortization of capital improvements, including interest thereon, incurred to reduce the operating expenses of the Building and Common Areas. Operating Expense shall not include (i) Landlord's cost of utility or other services, if any, separately sold by Landlord to tenants or separately metered for the Premises, (ii) costs incurred by Landlord for alterations, if any, for other tenants, (iii) depreciation of the Building and major components,
      (iv) costs for capital improvements (except as provided herein), and (v) special assessments to the extent such assessments can be paid in installments and such installments are not then due. Replacements of the original components of the Building, including the roof, shall be included in Operating Expenses, whether such costs are deemed to be capital expenditures; provided that, if the expenditure for any single component is greater than $10,000.00, such expenditure shall be amortized over the lesser of ten (10) years or the useful life of the component as reasonably determined by Landlord.

           23.7. Premises: That portion of the Building described in Section 1.3 and Exhibit I, consisting of all space measured from outside face of exterior wall or Building line to outside face of corridor walls, if any, and from mid-point to mid-point of demising walls between tenants, but not including the Common Areas.

           23.8 Rentable Square Footage: Rentable Square Footage for the Building shall mean a total of 67,560 square feet, calculated as shown on the floor plan for the Building attached hereto as Exhibit I. The Rentable Square Footage for the Premises is also as calculated and shown on Exhibit I, including a pro rata portion of the Breakroom as set forth on Exhibit I.

           23.9. Tenant's Proportionate Share. The percentage set forth in Paragraph 1.7; provided that in the event Landlord expands or contracts the Building or otherwise creates more or less rentable areas within the Building then presently exists, Tenant's Proportionate Share shall be reduced or increased, as appropriate, proportionately, based solely on Landlord's calculation of Rentable Space consistently applied to the entire Building.

           23.10. Termination Date: The last day of the term of this Lease, as set forth in Paragraph 1.42; provided that the Termination Date shall be adjusted one day for each day that the actual Commencement Date is delayed beyond the date set forth in Paragraph 1.41.

      24.  Miscellaneous.

           24.1. Building Rules: Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rules or regulation now in force or hereafter enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the cost of any insurance now or hereafter carried on the Building or any of its contents, or that will invalidate any such insurance or grant the insurer a defense thereon. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force, and with the requirements of the local Board of Fire Underwriters or any similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's alterations or improvements or by a change in Tenant's use of the Premises. Tenant shall also comply with all rules and regulations to regulate the use, occupancy and operation of the Building which may from time to time be established by Landlord in writing, provided they shall not materially alter the terms hereof and provided they are applied uniformly to all tenants. The foregoing laws, regulations and rules are herein referred to collectively as "Building Rules." Landlord shall not be responsible to Tenant for the non-compliance by other tenants or occupants with the Building Rules.

           24.2. Interpretation: The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease. Whenever a period of time is provided in this Lease for Landlord to do or perform any act or thing, Landlord shall not be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of Landlord and in any such event such time period shall be extended for the amount of time Landlord is so delayed. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

           24.3. Subordination: This Lease is and shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed on or against such property, or on or against Landlord's interest or estate therein, or any part of or interest in the foregoing (and in all cases including all extensions, renewals, amendments and supplements to any mortgage), without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of any such mortgages as may be required by Landlord provided that the mortgagee agrees not to disturb Tenant's rights under this Lease as long as the Tenant is not in default under the Lease. Notwithstanding anything hereinabove contained in this paragraph, in the event the holder of any mortgage shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, then and in such event, upon any such holder notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, whether this Lease is dated prior to or subsequent to the date of such mortgage.

           24.4. Estoppel Certificates. Tenant agrees that at any time and from time to time upon not less than ten (10) days prior request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), and (b) the dates to which the rent and other charges have been paid, and (c) that, so far as the Tenant knows, Landlord is not in default under any provisions of this Lease (or if Tenant knows of any such default, specifying the same). It is intended that any such statement may be relied upon by any person proposing to acquire Landlord's interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest.

           24.5. Notices: All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing, and delivered in person or sent by United States certified mail, return receipt requested, postage prepaid. Notices and demands to Tenant shall be addressed to it at the address indicated in Paragraph 1.2 until the term commences and thereafter to it at the Premises, or to such other place as the Tenant may from time to time designate in a written notice to the Landlord. Notices and demands to the Landlord shall be addressed to it at the address indicated in Paragraph 1.1, or to such other firm or to such other place as Landlord may from time to time designate in a written notice to the Tenant.

           24.6. Execution: The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereof by Landlord and Tenant. Tenant confirms that Landlord has made no representations or promises with respect to the Premises or the making or entry into of this Lease except as is expressly set forth herein, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease can be modified or altered only by agreement in writing between Landlord and Tenant.

           24.7. Binding Effect: The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (but in the case of assigns only to the extent that assignment is permitted hereunder). No third party, other than such successors and assigns, shall be entitled to enforce any or all of the terms of this Lease or shall have rights hereunder whatsoever.

           24.8. Parking. Tenant and Tenant's employees, customers and invitees shall have the nonexclusive right to use the parking spaces located within the Common Areas as depicted on Exhibit I. In addition, Tenant shall have the exclusive use of three (3) enclosed parking spaces within the Project designated by Landlord. Tenant shall not cause or allow any storage of materials or equipment outside of the Premises on any of the Common Areas.

           24.9. Signs. Landlord shall provide a standard interior building sign for the Building, which shall identify Tenant as an occupant of the Building. Tenant shall not, without Landlord's prior written consent, install, fix or use any other signs or other advertising or identifying media on the exterior of the Premises, or which is visible from the exterior of the Premises or the Building.

     IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first set forth above.

                                          INSTITUTE FOR ACADEMIC
                                          EXCELLENCE, INC.
                                          (Tenant)

                                                /s/ STUART J. UDELL
                                          By: ---------------------------
                                                      President
                                          Title: ------------------------


                                          ATHENA HOLDINGS LLC
                                          (Landlord)

                                         By:  Advantage Learning Systems, Inc.
                                              Managing Member


                                                 /s/ TIMOTHY SHERLOCK
                                          By: ----------------------------
                                                       CFO
                                          Title: -------------------------

                                          By:  DezCon, LLC, Member

                                                  /s/ JAMES M. PIANKA
                                           By: ----------------------------
                                                          Member
                                           Title: -------------------------

                                    EXHIBIT I
                                    ---------


                               Building Floor Plan

                                   EXHIBIT II
                                   ----------
                          REAL ESTATE LEGAL DESCRIPTION
                          -----------------------------

Lot 23, Old Sauk Trails Park First Addition, in the City of Madison, Dane County, Wisconsin.

901 Deming Way, Madison, Wisconsin

                                   EXHIBIT III
                                   -----------
                              WORK LETTER AGREEMENT
                              ---------------------

     Athena Holdings LLC, a Wisconsin limited liability company ("Landlord"), and Institute for Academic Excellence, Inc., a Wisconsin corporation ("Tenant"), are executing simultaneously with this Work Letter Agreement an Office Lease ("Lease") for certain space ("Premises") located in the building to be constructed on the real estate described on Exhibit II attached to the Lease.

     To induce Landlord and Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. All capitalized terms used herein, to the extent not defined herein, shall have the meaning set forth in the Lease.

     2. Landlord agrees at its sole cost and expense to do all of the work shown on Schedule A appended hereto (the "Standard Work").

     3. Any work in excess of the Standard Work desired by Tenant ("Tenant's Work") shall be paid for by Tenant, subject to Landlord's payment of the Landlord's Contribution. As Tenant prepares to occupy all or any portion of the Premises, a schematic drawing of Tenant's Work for all or a portion of the Premises to be occupied shall be delivered to Landlord. Landlord shall cause its architect to complete and deliver to Tenant a set of plans and outline drawings of the Tenant's Work within 30 days after receipt of Tenant's or Tenant's sublessee's schematic drawings. Tenant shall have 5 business days to object to the plans and specifications, or Tenant shall be deemed to have accepted the plans and specifications. If Tenant timely objects to the plans and specifications, Landlord, Landlord's architect and Tenant shall proceed in good faith to revise the plans to meet any reasonable objections of Tenant. The costs of Landlord's architect shall be included in the costs of performing the Tenant's Work to be paid by Tenant as provided below. In addition, the costs of any changes or additional work to the base building recommended by Landlord's architect as a result of the Tenant's Work, shall also be included in the costs of the Tenant's Work to be paid by Tenant hereunder. By way of example and not in limitation, if Landlord's architect determines that additional modifications to the HVAC system (over and above the normal finishing work included in the Standard Work) are necessary, such additional work shall be added to and deemed to be a part of the Tenant's Work. Within 30 days after approval of the plans and drawings for Tenant's Work, Landlord shall provide Tenant with a written estimate of the cost to complete Tenant's Work and the scheduled substantial completion date for such work.

     4. The Tenant's Work shall be performed by or under the supervision of Landlord. To the extent the Landlord's estimate of the cost to complete the Tenant's Work exceeds the amount of the Landlord's Contribution, Tenant shall pay the difference to Landlord as construction progresses, but no later than five (5) days after the date of receipt of Landlord's invoice for any such Tenant's Work. All of the work shall be performed in a good and workmanlike manner and in accordance with all building codes and regulations.

     5. The Premises shall be deemed ready for Tenant's possession and occupancy upon the substantial completion of the Standard Work and Tenant's Work. Landlord shall, when construction so permits, notify Tenant of the approximate date that the Premises shall be so ready, and will notify Tenant when the Premises will, in fact, be so ready. In no event shall the Premises be deemed unready for Tenant's possession and occupancy, or shall Tenant refuse to take possession thereof, if only minor or insubstantial details of construction, decoration or mechanical adjustment remain to be done therein.

     6. If the actual cost of completing Tenant's Work exceeds the sum of the Landlord's Contribution and the amount previously paid by Tenant to Landlord under Paragraph 4, Tenant shall pay such excess to Landlord within 5 days of receipt of written demand by Landlord for such payment. If the actual total cost to complete the Tenant's Work is less than the sum of the Landlord's Contribution and the amount previously paid by Tenant to Landlord under Paragraph 4, the savings shall be refunded to Tenant upon completion of Tenant's Work and final settlement with all contractors.

     7. If Tenant requests any change, addition or alteration in the Tenant's Work subsequent to the approval of Tenant's drawings by Landlord, Tenant shall, at its sole cost and expense, have such working drawings revised to reflect Tenant's requested changes, additions or alterations. Upon completion of the revised drawings and approval thereof by Landlord and Landlord's architect, Landlord shall notify Tenant in writing of the estimated costs, which shall include any additional review costs of Landlord's architect, of performing such changes, additions or alterations. Tenant shall, within 3 working days after receipt of such estimate, notify Landlord in writing whether it desires to proceed with such changes, additions or alterations. If Tenant agrees to proceed with such changes, additions or alterations, Tenant shall, along with written notice thereof to Landlord, pay Landlord 100% of the estimated costs therefor. If Landlord does not receive Tenant's written authorization and payment, or notice declining any such changes, additions or alterations, within such 3 day period, Landlord shall not be obligated to continue with Tenant's Work, and Tenant shall be chargeable with any delay in the completion of the Premises resulting therefrom, until Landlord receives either (i) written authorization and payment or (ii) written withdrawal of Tenant's request for the change.

     Dated as of the 17th day of December, 1998.


   ATHENA HOLDINGS LLC                     INSTITUTE FOR ACADEMIC EXCELLENCE,
                                           INC.

                                                  /s/ STUART J. UDELL
   By: Advantage Learning Systems, Inc.,   By: -----------------------------
       Managing Member

               /s/ TIMOTHY SHERLOCK
       By: -------------------------------


   By:  DezCon, LLC, Member

               /s/ JAMES M. PIANKA
       By: -------------------------------

                                   SCHEDULE A
                                   ----------
                    ATHENA OFFICE BUILDING LANDLORD'S WORK
                    --------------------------------------

    The following shall generally describe the shell work provided by the landlord.

--  Exposed concrete floor.

--  Exposed structural steel columns, beams and ceiling joists.

--  Perimeter walls that are insulated and drywalled to 10' above finish floor.

-- Restrooms per the designed layout described in the plan set to include partition walls plumbing fixtures and lighting.

-- Perimeter glass and glazing per building elevations. Window sills not included.

-- A main building security card reader system along with a card reader at the main entrance door of each tenant suite.

-- A complete fire protection system per NFPA 13 requirements based on a open floor plan concept.

--  Provide toilet rooms per plan design.

-- Provide a complete HVAC system per tenant layout design. Each floor will have its own separate air handling unit. The air handling unit provides heat and ventilation to each floor. Separately controlled VAV boxes control specifically designed zones. Cooling is supplied to the air handling unit by a common building chiller. The electrical cost to operate the chiller are part of the common area expense, and charged back to the tenant on a pro-rated bases. The gas provided to the central boiler which supplies the air handling unit with "heat" is part of the common area expense, charged back to the tenant on a pro-rated basis.

-- Electrical 277/480 volt, and 120/208 volt service is provided to each floor. Each floor is independently metered. All lights and outlets is a tenant cost. No other electrical is provided within the tenant space.

                                   EXHIBIT IV
                                   ----------



THE INSTITUTE FOR ACADEMIC EXCELLENCE, INC.
SQUARE FOOTAGE: 34,633
DECEMBER 17, 1998



YEAR  BASE RENT     BASE RENT      ESTIMATED    TOTAL      ANNUAL       MONTHLY
       $20/SF    ADDITIONAL TI'S      CAM      RENT/SF      RENT          RENT
----  --------- ---------------    ---------   -------     ------       -------

 1     $10.60        $1.81          $4.15     $16.56    $573,522.48   $47,793.54
 2     $10.60        $1.81          $4.27     $16.68    $577,834.29   $48,152.86
 3     $10.60        $1.81          $4.40     $16.81    $582,275.45   $48,522.95
 4     $10.60        $1.81          $4.53     $16.94    $586,849.85   $48,904.15
 5     $10.60        $1.81          $4.67     $17.08    $591,561.48   $49,296.79
 6     $10.92        $1.81          $4.81     $17.54    $607,497.02   $50,624.75
 7     $11.25        $1.81          $4.96     $18.02    $623,924.47   $51,993.71
 8     $11.58        $1.81          $5.10     $18.49    $640,501.89   $53,375.16
 9     $11.93        $1.81          $5.26     $19.00    $657,926.42   $54,827.20
10     $12.29        $1.81          $5.41     $19.51    $675,856.37   $56,321.36
